Hong Kong Highpower Technology, Inc. Announces Approval for Listing on the NASDAQ Global Market

SHENZHEN, CHINA AND NEW YORK, NY, December 8, 2009 – Hong Kong Highpower Technology, Inc. (NYSE Amex: HPJ), a leading developer, manufacturer and marketer of nickel-metal hydride (Ni-MH) and lithium-ion (Li-ion) rechargeable batteries and related products, announced today that that it has received authorization to list its common stock on the NASDAQ Global Market and anticipates that its shares of common stock will begin trading on the NASDAQ Global Market on December 21, 2009 under its existing symbol “HPJ.”

The company has notified the NYSE Amex that it intends to voluntarily delist its common shares from the NYSE Amex. Until the time the company begins trading its shares of common stock on the NASDAQ Global Market, the company’s shares will remain trading on the NYSE Amex under the existing symbol “HPJ.”

“This decision was reached after careful consideration of capital market alternatives and analysis of the electronic market model, which provides added visibility to our investors,” said George Pan, Chief Executive Officer of Hong Kong Highpower Technology , Inc. “We believe that NASDAQ’s electronic multiple market marker structure will provide our company with enhanced exposure and liquidity, while at the same time providing investors with the best prices, the fastest execution, and the lowest cost per trade. As the world’s largest electronic stock market, NASDAQ promotes innovation and attracts leading growth companies from a diverse group of sectors. We are proud to be a part of The NASDAQ Stock Market.”

“We are excited to achieve such a milestone and look forward to continuing to maximize shareholder value,” commented Mr. Henry Ngan, Chief Financial Officer of Hong Kong Highpower Technology, Inc.

About NASDAQ

NASDAQ is the largest U.S. electronic stock market. On average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ website at http://www.nasdaq.com  or the NASDAQ Newsroom http://www/nasdaq.com/newsroom.

About Hong Kong Highpower Technology, Inc.

Hong Kong Highpower Technology develops, manufactures and markets rechargeable nickel metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products for use in a variety of electronic devices. The majority of Hong Kong Highpower Technology’s products are distributed worldwide to markets in the United States, Europe, China, Hong Kong, Southeast Asia and Taiwan. For more information, visit www.haopengbattery.com.

To be added to the Company’s email distribution for future news releases, please send your request to HPJ@finprofiles.com. Company news can also be found at http://ir.haopengbattery.com/en/introduce028.html.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

Media and Investor Inquiries:
Henry H. Ngan
Chief Financial Officer
+1-917-887-0614
ir@highpowerbatteries.net

Financial Profiles, Inc.
Tricia Ross
(310) 277-4711
HPJ@finprofiles.com

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